Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors
ING Partners, Inc.

In planning and performing our audits of the financial statements of ING American Century Large Company Value Portfolio, ING American Century Select Portfolio, ING American Century Small-Mid Cap Value Portfolio (formerly, ING American Century Small Cap Value Portfolio), ING Baron Asset Portfolio, ING Baron Small Cap Growth Portfolio, ING Columbia Small Cap Value II Portfolio, ING Davis Venture Value Portfolio, ING Fidelity(R) VIP Contrafund(R) Portfolio, ING Fidelity(R) VIP Equity and Income Portfolio, ING Fidelity(R) VIP Growth Portfolio, ING Fidelity(R) VIP Mid Cap Portfolio, ING Fundamental Research Portfolio, ING Goldman Sachs(R) Capital Growth Portfolio, ING Goldman Sachs(R) Structured Equity Portfolio (formerly, ING Goldman Sachs(R) Core Equity Portfolio), ING JPMorgan International Portfolio (formerly, ING JPMorgan Fleming International Portfolio), ING JPMorgan Mid Cap Value Portfolio, ING Legg Mason Partners Aggressive Growth Portfolio (formerly, ING Salomon Brothers Aggressive Growth Portfolio), ING Legg Mason Partners Large Cap Growth Portfolio (formerly, ING Salomon Brothers Large Cap Growth Portfolio), ING Lord Abbett U.S. Government Securities Portfolio, ING Neuberger Berman Partners Portfolio, ING Neuberger Berman Regency Portfolio, ING OpCap Balanced Value Portfolio, ING Oppenheimer Global Portfolio, ING Oppenheimer Strategic Income Portfolio, ING PIMCO Total Return Portfolio, ING Pioneer High Yield Portfolio, ING Solution 2015 Portfolio, ING Solution 2025 Portfolio, ING Solution 2035 Portfolio, ING Solution 2045 Portfolio, ING Solution Income Portfolio, ING T. Rowe Price Diversified Mid Cap Growth Portfolio, ING T. Rowe Price Growth Equity Portfolio, ING Templeton Foreign Equity Portfolio, ING Thornburg Value Portfolio (formerly, ING MFS Capital Opportunities Portfolio), ING UBS U.S. Large Cap Equity Portfolio, ING UBS U.S. Small Cap Equity Portfolio, ING Van Kampen Comstock Portfolio, and ING Van Kampen Equity and Income Portfolio (collectively, the "Portfolios"), each a series of ING Partners, Inc., as of and for the year or period ended December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

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Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Portfolios' internal control over financial reporting and their operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2006.

This report is intended solely for the information and use of management and the Board of Directors of ING Partners, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                                              /s/ KPMG LLP

Boston, Massachusetts
February 21, 2007